                                                                    EXHIBIT 10.1

                          LOAN AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                              SILICON VALLEY BANK

                                      AND

                              DIGITAL IMPACT, INC.

                                TABLE OF CONTENTS

                                                                                                                    Page
                                                                                                                    ----
1.       ACCOUNTING AND OTHER TERMS.............................................................................     1

2.       LOAN AND TERMS OF PAYMENT..............................................................................     1

         2.1      Promise to Pay................................................................................     1

                  2.1.1    Revolving Advances...................................................................     1

                  2.1.2    Letters of Credit Sublimit...........................................................     2

                  2.1.3    FX Forward Contracts.................................................................     2

                  2.1.4    Cash Management Services.............................................................     2

         2.2      Termination of Commitment to Lend.............................................................     2

         2.3      Overadvances..................................................................................     3

         2.4      Interest Rates................................................................................     3

         2.5      Term Loan Option..............................................................................     4

         2.6      Prepayment....................................................................................     4

         2.7      General Provisions............................................................................     4

         2.8      Fees..........................................................................................     5

3.       Conditions Of Credit Extensions........................................................................     5

         3.1      Conditions Precedent to Initial Credit Extension..............................................     5

         3.2      Conditions Precedent to all Credit Extensions.................................................     6

4.       CREATION OF SECURITY INTEREST..........................................................................     6

         4.1      Grant of Security Interest....................................................................     6

         4.2      Authorization to File Financing Statements....................................................     7

5.       REPRESENTATIONS AND WARRANTIES.........................................................................     7

         5.1      Due Organization and Authorization............................................................     7

         5.2      Collateral....................................................................................     7

         5.3      Litigation....................................................................................     8

         5.4      No Material Deterioration in Financial Statements.............................................     8

         5.5      Solvency......................................................................................     8

         5.6      Regulatory Compliance.........................................................................     8

         5.7      Subsidiaries..................................................................................     9

         5.8      Full Disclosure...............................................................................     9

6.       AFFIRMATIVE COVENANTS..................................................................................     9

         6.1      Government Compliance.........................................................................     9

         6.2      Financial Statements, Reports, Certificates...................................................    10

         6.3      Inventory; Returns............................................................................    10

         6.4      Taxes.........................................................................................    10

         6.5      Insurance.....................................................................................    10

                               TABLE OF CONTENTS
                                   (continued)

                                                                                                                   Page
                                                                                                                   ----
         6.6      Primary Accounts..............................................................................    11

         6.7      Financial Covenants...........................................................................    11

         6.8      Protection of Intellectual Property Rights....................................................    12

         6.9      Further Assurances............................................................................    12

7.       NEGATIVE COVENANTS.....................................................................................    12

         7.1      Dispositions..................................................................................    12

         7.2      Changes in Business, Locations of Collateral..................................................    12

         7.3      Dissolution...................................................................................    13

         7.4      Mergers; Consolidations.......................................................................    13

         7.5      Indebtedness..................................................................................    13

         7.6      Encumbrance...................................................................................    13

         7.7      Distributions; Investments....................................................................    13

         7.8      Transactions with Affiliates..................................................................    13

         7.9      Subordinated Debt.............................................................................    13

         7.10     Compliance....................................................................................    14

8.       EVENTS OF DEFAULT......................................................................................    14

         8.1      Payment Default...............................................................................    14

         8.2      Covenant Default..............................................................................    14

         8.3      Attachment....................................................................................    14

         8.4      Insolvency....................................................................................    15

         8.5      Other Agreements..............................................................................    15

         8.6      Judgments.....................................................................................    15

         8.7      Misrepresentations............................................................................    15

         8.8      Change of Control.............................................................................    15

9.       RIGHTS AND REMEDIES....................................................................................    15

         9.1      Rights and Remedies...........................................................................    15

         9.2      Power of Attorney.............................................................................    16

         9.3      Accounts, Notification and Collection.........................................................    17

         9.4      Bank Expenses.................................................................................    17

         9.5      Bank's Liability for Collateral...............................................................    17

         9.6      Remedies Cumulative...........................................................................    17

         9.7      Demand Waiver.................................................................................    17

10.      NOTICES................................................................................................    18

11.      CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER.............................................................    18

12.      GENERAL PROVISIONS.....................................................................................    19

                               TABLE OF CONTENTS
                                   (continued)

                                                                                                                   Page
                                                                                                                   ----

         12.1     Successors and Assigns........................................................................    19

         12.2     Indemnification...............................................................................    19

         12.3     Attorneys' Fees, Costs and Expenses...........................................................    19

         12.4     Right of Set-Off..............................................................................    19

         12.5     Time of Essence...............................................................................    20

         12.6     Severability of Provisions....................................................................    20

         12.7     Amendments in Writing, Integration............................................................    20

         12.8     Counterparts..................................................................................    20

         12.9     Survival......................................................................................    20

         12.10    Confidentiality...............................................................................    20

13.      DEFINITIONS............................................................................................    21

         13.1     Definitions...................................................................................    21

                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT (as amended, restated, or otherwise modified from time to time, this "AGREEMENT") dated the Effective Date, between SILICON VALLEY BANK ("BANK") and DIGITAL IMPACT, INC., a Delaware corporation, whose address is 177 Bovet Road, San Mateo, California 94402 ("BORROWER"), provides the terms on which Bank will lend to Borrower, and Borrower will repay Bank.

1.       ACCOUNTING AND OTHER TERMS

         Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document. Capitalized terms in this Agreement shall have the meanings as set forth in SECTION 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

2.       LOAN AND TERMS OF PAYMENT

         2.1      PROMISE TO PAY

         Borrower hereby unconditionally promises to pay Bank the unpaid principal amount of all Credit Extensions hereunder with all interest, fees, and finance charges due thereon as and when due in accordance with this Agreement.

                  2.1.1    REVOLVING ADVANCES

                           (a)      Subject to the terms and conditions hereof,
Bank shall make Advances to Borrower from time to time until the Revolving Maturity Date not exceeding the Committed Revolving Line minus the Sublimit Utilization Amount. Until the Revolving Maturity Date and subject to the terms hereof and the applicable terms and conditions precedent in SECTIONS 3.1 and 3.2, Borrower may borrow, repay, and reborrow under this SECTION 2.1.1. The proceeds of the Advances shall be used solely for working capital and other general business requirements of Borrower, including, without limitation, to provide cash collateral to secure Borrower's reimbursement obligations under standby letters of credit.

                           (b)      Pursuant to the terms of SECTION 2.4(a),
interest on each Advance shall be paid in arrears on the first day of each month. The outstanding principal amount of and all accrued but unpaid interest on the Advances shall be due and payable on the Revolving Maturity Date, except as otherwise set forth in SECTION 2.5.

                           (c)      To obtain an Advance, Borrower must follow
the procedures set forth in SECTION 3.2.

                  2.1.2    LETTERS OF CREDIT SUBLIMIT

         Bank will issue Letters of Credit for Borrower's account not exceeding the Committed Revolving Line minus the sum of (a) all amounts for services utilized under the Cash Management Services Sublimit, (b) the FX Reserve, and
(c) the sum of the outstanding principal balance of the Advances. Each Letter of Credit will have an expiry date of no later than 180 days after the Revolving Maturity Date, but Borrower's reimbursement obligation will be secured by cash on terms acceptable to Bank on or before the Revolving Maturity Date if the term of this Agreement is not extended by Bank. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.

                  2.1.3    FX FORWARD CONTRACTS

         If there is availability under the Committed Revolving Line, then Borrower may enter into foreign exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (the "FX FORWARD CONTRACT"). Bank will subtract ten percent (10%) of each outstanding FX Forward Contract from the foreign exchange sublimit (the "FX RESERVE"). The foreign exchange sublimit shall be the Committed Revolving Line minus the sum of (a) all amounts for services utilized under the Cash Management Services Sublimit, (b) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and (c) the sum of the outstanding principal balance of the Advances. The total FX Forward Contracts at any one time may not exceed ten (10) times the amount of the FX Reserve.

                  2.1.4    CASH MANAGEMENT SERVICES.

         Borrower may use amounts up to the Committed Revolving Line minus the sum of (a) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), (b) the FX Reserve, and (c) the sum of the outstanding principal balance of the Advances (the "CASH MANAGEMENT SERVICES SUBLIMIT") for Bank's Cash Management Services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in various cash management services agreements related to such services (the "CASH MANAGEMENT SERVICES"). Such aggregate amounts utilized under the Cash Management Services Sublimit will at all times reduce the amount otherwise available to be borrowed under the Committed Revolving Line. Any amounts Bank pays on behalf of Borrower or any amounts that are not paid by Borrower for any Cash Management Services will be treated as Advances under the Committed Revolving Line and will accrue interest at the rate for Advances.

         2.2      TERMINATION OF COMMITMENT TO LEND

         Bank's obligation to make Credit Extensions shall terminate on the earlier of (a) the occurrence and continuance of an Event of Default or if there exists any event, condition, or act which with notice or lapse of time, or both, would constitute an Event of Default or (b) the Revolving Maturity Date.

         2.3      OVERADVANCES

         If, at any time Borrower's aggregate obligations under SECTIONS 2.1.1, 2.1.2, 2.1.3, and 2.1.4, exceed the Committed Revolving Line, Borrower shall pay Bank the excess within 2 Business Days of receipt by Borrower of written notice from Bank.

         2.4      INTEREST RATES

                           (a)      During the Revolving Period, each Advance
shall bear interest on the outstanding principal amount thereof from the date when made until paid in full at a rate per annum equal to the Prime Rate.

                           (b)      If Borrower has selected the Term Loan
Option, then, commencing on the Term Loan Option Date, the outstanding principal amount of the Advances shall bear interest, at Borrower's option, (i) at a rate per annum equal to the Prime Rate ("TERM LOAN OPTION ONE") or (ii) at a fixed rate on the outstanding principal amount thereof from the Term Loan Option Date until paid in full at a rate per annum equal to the 36-month Treasury Rate in effect on the Term Loan Option Date plus four percent (4.00%) ("TERM LOAN OPTION TWO").

                           (c)      Interest on the Credit Extensions and all
fees payable hereunder shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which such interest accrues. In computing interest on any Credit Extension, the date of the making of such Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension. Each change in the interest rate of the Credit Extensions based on changes in the Prime Rate shall be effective on the effective date of such change and to the extent of such change.

                           (d)      If Borrower fails to achieve a quarterly
revenue equal to or greater than the amounts set forth in column B in the table set forth in SECTION 6.7(b) opposite each time period set forth in such table, the interest rates in SECTIONS 2.4(a) and 2.4(b) shall be increased one-half percent (.50%) per annum during the period beginning on the first day of the fiscal quarter immediately following the quarter Borrower failed to achieve the required quarterly revenue and continuing until the first day of the fiscal quarter following the fiscal quarter for which Borrower does achieve the targeted quarterly revenue amount set forth in the table (the "RATE INCREASE PERIOD"); provided, however, in no event shall such interest rate increase occur more than once during any Rate Increase Period pursuant to the terms of this
SECTION 2.4(d). After an Event of Default occurs and so long as such Event of Default continues, including after an acceleration of the Obligations pursuant to SECTION 9.1(a) (whether before or after entry of judgment to the extent permitted by law), Obligations shall accrue interest at two percent (2.00%) above the rate effective immediately before the Event of Default. Payment or acceptance of the increased interest provided in this SECTION 2.4(d) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

         2.5      TERM LOAN OPTION

                           (a)      To select the Term Loan Option, no less than
five (5) calendar days prior to the Revolving Maturity Date, Borrower shall complete, execute, and deliver to Bank an election notice substantially in the form attached hereto as EXHIBIT D.

                           (b)      If Borrower selects Term Loan Option One,
the Advances are payable in thirty-six (36) equal monthly installments of principal, plus accrued interest, beginning on the Repayment Date and ending on the Term Loan Maturity Date. Borrower shall have the option to prepay all of the Advances then-outstanding under Term Loan Option One so long as Borrower (i) provides written notice to Bank of its election to prepay such Advances at least five (5) Business Days prior to such prepayment and (ii) pays, on the date of prepayment, (A) all unpaid principal and accrued interest with respect to such Advances being prepaid, and (B) all other sums, if any, that shall have become due and payable with respect to this Agreement. Borrower shall also have the option to prepay less than all of the Advances then-outstanding under Term Loan Option One so long as Borrower (x) provides written notice to Bank of its election to prepay a portion of the Advances at least five (5) Business Days prior to such prepayment and (i) pays, on the date of prepayment, (A) such portion of the Advances and accrued interest with respect to such portion being prepaid, and (B) all other sums, if any, that shall have become due and payable with respect to this Agreement. When repaid or prepaid, Advances repaid pursuant hereto or prepaid may not be reborrowed.

                           (c)      If Borrower selects Term Loan Option Two,
the Advances are payable in thirty-six (36) equal monthly installments of principal and interest, beginning on the Repayment Date and ending on the Term Loan Maturity Date; provided, however, if Borrower chooses to prepay the Advances, such prepayment shall comply with the terms of SECTION 2.6. When repaid or prepaid, Advances repaid pursuant to the terms of this SECTION 2.5(b) or prepaid pursuant to the terms of SECTION 2.6 may not be reborrowed.

         2.6      PREPAYMENT

         Following the Revolving Period, under Term Loan Option Two, Borrower shall have the option to prepay all, but not less than all, of the Advances so long as Borrower (a) provides written notice to Bank of its election to prepay the Advances at least two (2) Business Days prior to such prepayment, and (b) pays, on the date of the prepayment (i) all accrued and unpaid interest with respect to the Advances through the date the prepayment is made (which shall be a Business Day); (ii) the outstanding principal amount of the Advances; (iii) if the Term Loan Option Two is in effect, a premium equal to the Make-Whole Premium; and (iv) all other sums, if any, that shall have become due and payable hereunder with respect to this Agreement.

         2.7      GENERAL PROVISIONS

         Bank may debit any of Borrower's deposit accounts maintained with Bank for principal and interest payments owing or any amounts Borrower owes Bank pursuant to the Loan Documents, including the Designated Deposit Account. These debits are not a set-off. Payments received after 12:00 noon are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

         2.8      FEES

         Borrower shall pay to Bank:

                           (a)      all Bank's Expenses (including reasonable
attorneys' fees and expenses) incurred through and after the Effective Date, when due; and

                           (b)      upon the issuance of a Letter of Credit, a
fully earned, non-refundable letter of credit fee (the "LETTER OF CREDIT FEE") equal to .50% per annum of the face amount of the issued Letter of Credit; provided, however, such Letter of Credit Fee shall be waived for any Letter of Credit transferred to Bank from the current issuer, Comerica Bank;

                           (c)      on the Effective Date, a fully-earned,
non-refundable loan fee (the "LOAN FEE") equal to $20,000; provided, however, if, on the Effective Date, the investment accounts into which Borrower deposits or invests at least fifty percent (50%) of its total investment amounts are maintained with Silicon Valley Bank Securities and such investment accounts are subject to a Control Agreement, then the Loan Fee shall be reduced to $10,000; and

                           (d)      if, after the date hereof, any law or
regulation increases Bank's costs or reduces Bank's income for any loan, the increase in cost or reduction in income or additional expense immediately upon Borrower's receipt of an invoice therefor from Bank.

3.       CONDITIONS OF CREDIT EXTENSIONS

         3.1      CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION

         Bank's obligation to make the initial Credit Extension is subject to the condition precedent that the following have been satisfied, all in form and substance reasonably satisfactory to Bank:

                           (a)      the parties shall have executed and
delivered the Loan Documents;

                           (b)      Borrower shall have delivered one or more
executed Control Agreement(s), in form and substance satisfactory to Bank, by and among Borrower, Bank, and any bank or financial institution as is necessary for Bank to perfect its security interest in any Collateral Accounts;

                           (c)      Borrower shall have delivered its Operating
Documents and a good standing certificate of Borrower from the Secretary of State of Borrower's jurisdiction of formation;

                           (d)      Borrower shall have delivered resolutions of
its Board of Directors authorizing the Credit Extensions and transactions contemplated herein;

                           (e)      Bank shall have received the certificates of
insurance described in

SECTION 6.5 hereof;

                           (f)      Borrower shall have paid all costs and fees,
including Bank Expenses, then due; and

                           (g)      Borrower shall have delivered to Bank, in
addition to the documents required in SECTION 3.2, all documents, certificates, and other assurances that Bank or its counsel may reasonably request.

         3.2      CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS

         Bank's obligation to make each Credit Extension, including the initial Credit Extension, is subject to the following:

                           (a)      To obtain an Advance, Borrower must notify
Bank by facsimile or telephone by 12:00 noon Pacific time on the Borrower's desired Funding Date (which shall be a Business Day). If such notification is by telephone, Borrower must promptly confirm the notification by delivering to Bank a completed Payment/Advance Form in the form attached as EXHIBIT B. On the Funding Date, Bank shall credit and/or transfer (as applicable to the Designated Deposit Account) an amount equal to the Advance requested. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee (or without instructions if a Credit Extension is necessary to meet Obligations which have become due). Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower shall indemnify Bank for any loss Bank suffers due to such reliance.

                           (b)      The representations and warranties in
SECTION 5 shall be true and correct in all material respects, except those representations and warranties expressly referring to another date shall be true and correct in all material respect as of such date on the date of the Payment/Advance Form and on the Funding Date, and no Event of Default shall have occurred and be continuing, or result from, an Advance and/or Credit Extension. Borrower's receipt of an Advance and/or Term Loan is Borrower's representation and warranty on that date that the representations and warranties in SECTION 5 remain true and correct in all material respects, except those representations and warranties expressly referring to another date shall be true and correct in all material respect as of such date.

4.       CREATION OF SECURITY INTEREST

         4.1      GRANT OF SECURITY INTEREST

         Borrower hereby grants Bank to secure the payment and performance in full of all of the Obligations and the performance of each of Borrower's duties under the Loan Documents, a continuing security interest in the Collateral and all proceeds and products thereof. Except for Permitted Liens, Borrower warrants and represents that the security interest granted herein shall be a first priority security interest in the Collateral. During the existence of an Event of Default, Bank may place a "hold" on any deposit account pledged as Collateral.

         Borrower agrees that any disposition of the Collateral in violation of this Agreement, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code. If the Agreement is terminated, Bank's lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations (other than inchoate indemnity obligations). If Borrower shall at any time, acquire a commercial tort claim in excess of $50,000, Borrower shall promptly notify Bank in a writing signed by Borrower of the brief details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Bank.

         4.2      AUTHORIZATION TO FILE FINANCING STATEMENTS

         Borrower hereby authorizes Bank to file financing statements with all appropriate jurisdictions, to perfect or protect Bank's security interest or rights hereunder.

5.       REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants as follows:

         5.1      DUE ORGANIZATION AND AUTHORIZATION

         Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. In connection with this Agreement, Borrower has delivered to Bank a certificate signed by Borrower and entitled "Collateral Information Certificate". Borrower represents and warrants to Bank that: (a) Borrower's exact legal name is that indicated on the Collateral Information Certificate and on the signature page hereof; (b) Borrower is an organization of the type, and is organized in the jurisdiction, set forth in the Collateral Information Certificate; (c) the Collateral Information Certificate accurately sets forth Borrower's organizational identification number or accurately states that Borrower has none; and (d) the Collateral Information Certificate accurately sets forth Borrower's place of business, or, if more than one, its chief executive office as well as Borrower's mailing address if different, and (e) all other information set forth on the Collateral Information Certificate pertaining to Borrower is accurate and complete in all material respects. If Borrower does not now have an organizational identification number, but later obtains one, Borrower shall promptly notify Bank of such organizational identification number.

         The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

         5.2      COLLATERAL

         Borrower has good title to the Collateral, free of Liens except Permitted Liens. Except as set forth in the Collateral Information Certificate, Borrower has no deposit accounts or investment accounts other than the deposit accounts with Bank or investments accounts with Bank's Affiliates. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. Except as set forth in the Collateral Information Certificate, the Collateral is not in the possession of any third party bailee (such as a warehouse). Except as hereafter disclosed to Bank in writing by Borrower, none of the components of the Collateral shall be maintained at locations other than as provided in the Collateral Information Certificate. In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral to a bailee, then Borrower shall first obtain the written consent of Bank, and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. All Inventory is in all material respects of good and marketable quality, free from material defects. Borrower is the licensee or sole owner of the Intellectual Property (or, if commercially available in the marketplace, could license upon commercially reasonable terms), except for non-exclusive licenses granted to its customers in the ordinary course of business. Each Patent is valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party, except to the extent such claim could not reasonably be expected to cause a Material Adverse Change.

         5.3      LITIGATION

         Except as shown in the Collateral Information Certificate, there are no actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers, threatened by or against Borrower or any Subsidiary in which a decision could reasonably be expected to cause a Material Adverse Change.

         5.4      NO MATERIAL DETERIORATION IN FINANCIAL STATEMENTS

         All consolidated financial statements for Borrower, including information reported to Bank in connection with the delivery of any Compliance Certificate pursuant to Section 6.2, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

         5.5      SOLVENCY

         The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

         5.6      REGULATORY COMPLIANCE

         Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve

Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary have timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to make such declarations, notices or filings would not reasonably be expected to cause a Material Adverse Change.

         5.7      SUBSIDIARIES

         Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

         5.8      FULL DISCLOSURE

         No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements given to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading, it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results.

6.       AFFIRMATIVE COVENANTS

         Borrower shall, and shall cause each of its Subsidiaries to, do all of the following for so long as Bank has an obligation to lend or there are outstanding Obligations (other than inchoate indemnity obligations):

         6.1      GOVERNMENT COMPLIANCE

                           (a)      Except as otherwise permitted under this
Agreement, maintain its and all its Subsidiaries' legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to cause a Material Adverse Change; and

                           (b)      Comply, and have each of its Subsidiaries
comply, with all laws, ordinances and regulations to which it is subject, for which noncompliance would reasonably be expected to cause a Material Adverse Change.

         6.2      FINANCIAL STATEMENTS, REPORTS, CERTIFICATES

                           (a)      Deliver to Bank: (i) as soon as available,
but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period certified by a Responsible Officer and in a form reasonably acceptable to Bank; (ii) as soon as available, but no later than ninety (90) days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an opinion on the financial statements from a nationally-recognized, independent, certified public accounting firm; (iii) within five (5) Business Days of filing, notification of all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission; (iv) a prompt report of any legal actions pending or threatened in writing against Borrower or any Subsidiary that could reasonably be expected to result in damages or costs to Borrower or any Subsidiary of Five Hundred Thousand Dollars ($500,000) or more; (v) as soon as available, but no later than thirty (30) days after the end of each fiscal year, a one (1) year (prepared on a quarterly basis) financial projections of Borrower on a consolidated basis, including a balance sheet and statements of income and cash flows and showing projected operating revenues, expenses and debt service of Borrower on a consolidated basis prepared under GAAP; and (vii) budgets, sales projections, operating plans or other financial information reasonably requested by Bank.

                           Borrower's 10K and 10Q reports required to be
delivered pursuant to this Sections 6.2(a), shall be deemed to have been delivered on the date on which Borrower posts such report or provides a link thereto on Borrower's website on the internet.

                           (b)      Borrower shall deliver to Bank, together
with the monthly financial statements set forth in clause (a)(i) above and the annual financial statements set forth in clause (a)(ii) above, a Compliance Certificate signed by a Responsible Officer in the form of EXHIBIT C. If the financial statements are deemed delivered via internet posting, the Compliance Certificate shall continue to be delivered via paper copies.

         6.3      INVENTORY; RETURNS

         Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors shall follow Borrower's customary practices as they exist on the Effective Date.

         6.4      TAXES

         Make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Bank, on demand, appropriate certificates attesting to such payments.

         6.5      INSURANCE

         Keep its business and the Collateral insured for risks and in amounts of the type customarily maintained in its industry. Insurance policies shall be in a form, with companies, and in amounts of the type customarily maintained in its industry. All property policies shall have a lenders' loss payable endorsement showing Bank as an additional loss payee; all liability policies shall show Bank as an additional insured; all policies shall provide that the insurer must give Bank at least twenty (20) days notice before canceling its policy. At Bank's request, Borrower shall deliver certified copies of policies and evidence of all premium payments. During the existence of an Event of Default, proceeds payable under any policy shall, at Bank's option, be payable to Bank on account of the Obligations, and in all other instances proceeds shall be payable to Borrower.

         6.6      PRIMARY ACCOUNTS

                           (a)      Within sixty (60) days after the Effective
Date, maintain Borrower's primary operating accounts with Bank; and

                           (b)      Provide Bank five (5) Business Days advance
written notice before establishing any Deposit Account, Securities Account or Commodity Account (collectively, the "COLLATERAL ACCOUNTS") at or with any bank or financial institution (other than Bank). In addition, for each Collateral Account that Borrower at any time maintains, Borrower shall cause each applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank's security interest in such Collateral Account.

         6.7      FINANCIAL COVENANTS

                           (a)      As of the last calendar day of each month,
Borrower shall maintain an Adjusted Quick Ratio of not less than 1.50:1.00; and

                           (b)      For each date that is a quarter-end,
Borrower shall achieve a quarterly revenue equal to or greater than the amounts set forth in column A below opposite each time period set forth below:

                                                                      MINIMUM QUARTERLY REVENUE
                                                                ------------------------------------
                PERIOD                                              A                        B
--------------------------------------------                    ----------               -----------
For the three months ending 12/31/04                            $7,200,000               $ 8,300,000
For the three months ending 3/31/05                             $7,800,000               $ 9,000,000
For the three months ending 6/30/05 and each
quarter-end thereafter                                          $8,000,000               $10,000,000

         Borrower's failure to maintain a quarterly revenue equal to or greater than the amounts set forth in column B in the table above for each period opposite such amounts above shall cause the interest rate payable by Borrower under this Agreement to increase pursuant to the terms of SECTION 2.4(d).

         6.8      PROTECTION OF INTELLECTUAL PROPERTY RIGHTS

         Protect, defend and maintain the validity and enforceability of the Intellectual Property, except to the extent that the protection, defense, maintenance, validity or enforceability of such Intellectual Property is no longer in the best interest of Borrower as determined in good faith by Borrower and is not likely to result in a Material Adverse Change; promptly advise Bank in writing of material infringements of all material Intellectual Property; and not allow any Intellectual Property material to Borrower's business to be abandoned, forfeited or dedicated to the public unless Borrower, in its good faith, deems it to be in the best interest of Borrower and such abandonment, forfeiture or dedication is not likely to result in a Material Adverse Change.

         6.9      FURTHER ASSURANCES

         Borrower shall execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

7.       NEGATIVE COVENANTS

         Borrower shall not, and shall not permit any of its Subsidiaries to, do any of the following without Bank's prior written consent, for so long as Bank has an obligation to lend or there are any outstanding Obligations (other than inchoate indemnity obligations):

         7.1      DISPOSITIONS

         Convey, sell, lease, transfer or otherwise dispose of (collectively a "TRANSFER"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers of (a) Inventory in the ordinary course of business; (b) non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (c) worn-out, damaged, or obsolete Equipment; (d) Transfers associated with the making or disposition of a Permitted Investment; (e) dispositions of cash or Permitted Investments in a manner not prohibited by this Agreement; (f) Transfers consisting of sale and leaseback transactions in connection with the financing of property acquired within 180 days of acquisition of such property to the extent such transactions are Permitted Indebtedness; (g) Transfers not otherwise permitted in this SECTION 7.1, provided, that the aggregate book value of all such other Transfers by Borrower and its Subsidiaries, together, shall not exceed One Hundred Thousand Dollars ($100,000) in any fiscal year.

         7.2      CHANGES IN BUSINESS, LOCATIONS OF COLLATERAL

         Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto. Borrower shall not, without ten (10) days prior written notice to Bank:
(a) relocate its chief executive office, or add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than $25,000 in Borrower's assets or property), (b) change its jurisdiction of organization, (c) change its organizational structure or type,
(d) change its legal name, or (e) change any organizational number (if any) assigned by its jurisdiction of organization.

         7.3      DISSOLUTION.

         Permit any Subsidiary to dissolve or discontinue operations unless no Material Adverse Change could reasonably result.

         7.4      MERGERS; CONSOLIDATIONS

         Merge or consolidate with another corporation or entity (except that a Subsidiary may merge or consolidate with or into another Subsidiary or Borrower), or acquire all or substantially all of the capital stock or property of a Person other than a Subsidiary; provided that Borrower or any of its Subsidiaries may merge or consolidate with another corporation or entity or acquire all or substantially all of the capital stock or property of a Person other than a Subsidiary, if (a) a Default or Event of Default shall not have occurred and be continuing and would not occur as a result of such transaction, and (b) Borrower survives such transaction.

         7.5      INDEBTEDNESS

         Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

         7.6      ENCUMBRANCE

         Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein.

         7.7      DISTRIBUTIONS; INVESTMENTS

         Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so; or pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock except for Permitted Distributions.

         7.8      TRANSACTIONS WITH AFFILIATES

         Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for (i) transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms (when viewed in the context of any series of transactions of which it may be a part, if applicable); or (ii) transactions among Borrower and its Subsidiaries and among Borrower's Subsidiaries.

         7.9      SUBORDINATED DEBT

         Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent.

         7.10     COMPLIANCE

         Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8.       EVENTS OF DEFAULT

         Any one of the following is an Event of Default:

         8.1      PAYMENT DEFAULT

         If Borrower fails to pay (a) the principal or interest portion of any Credit Extension when due, or (b) any other monetary Obligations within three
(3) days after written notice to Borrower. During any cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period).

         8.2      COVENANT DEFAULT

                           (a)      If Borrower fails to perform any obligation
under SECTIONS 6.2 or 6.7 or violates any of the covenants contained in SECTION 7 of this Agreement, or

                           (b)      If Borrower fails or neglects to perform,
keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any other Loan Document, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within thirty (30) days after the occurrence thereof.

         8.3      ATTACHMENT

         If (a) any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days; (b) the service of process upon Borrower seeking to attach, by trustee or similar process, any funds of Borrower on deposit with Bank, or any entity under the control of Bank (including a subsidiary); (c) Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (d) a judgment or other claim becomes a Lien on a material portion of Borrower's assets; or (e) a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within ten (10) days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions shall be made during the cure period).

         8.4      INSOLVENCY

         If (a) Borrower is unable to pay its debts (including trade debts) as they mature; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 60 days (but no Credit Extensions shall be made before any Insolvency Proceeding is dismissed).

         8.5      OTHER AGREEMENTS

         If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Five Hundred Thousand Dollars ($500,000) or that could result in a Material Adverse Change.

         8.6      JUDGMENTS

         If a judgment or judgments for the payment of money (not covered by insurance) in an amount, individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of 30 days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment).

         8.7      MISREPRESENTATIONS

         If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement (when read together with Borrower's filings with the Securities and Exchange Commission) now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

         8.8      CHANGE OF CONTROL

         If a Change of Control occurs.

9.       RIGHTS AND REMEDIES

         9.1      RIGHTS AND REMEDIES

         When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

                           (a)      declare all Obligations immediately due and
payable (but if an Event of Default described in SECTION 8.4 occurs, all Obligations are immediately due and payable without any action by Bank);

                           (b)      stop advancing money or extending credit for
Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

                           (c)      settle or adjust disputes and claims
directly with account debtors for amounts, on terms and in any order that Bank considers advisable and notify any Person owing Borrower money of Bank's security interest in such funds and verify the amount of such account. Borrower shall collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit;

                           (d)      make any payments and do any acts it
considers necessary or reasonable to protect its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

                           (e)      apply to the Obligations any (i) balances
and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

                           (f)      ship, reclaim, recover, store, finish,
maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank;

                           (g)      place a "hold" on any account maintained
with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any control agreement or similar agreements providing control of any Collateral;

                           (h)      require Borrower to provide cash collateral
in the face amount of all undrawn Letters of Credit;

                           (i)      terminate any FX Forward Contracts; and

                           (i)      dispose of the Collateral according to the
Code.

         9.2      POWER OF ATTORNEY

         Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, to be effective upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower's name on any checks or other forms of payment or security; (b) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (c) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; (d) make, settle, and adjust all claims under Borrower's insurance policies; and (e) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank's foregoing appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

         9.3      ACCOUNTS, NOTIFICATION AND COLLECTION

         In the event that an Event of Default occurs and is continuing, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify and/or collect the amount of the Account. After the occurrence and during the continuance of an Event of Default, any amounts received by Borrower shall be held in trust by Borrower for Bank, and, if requested by Bank, Borrower shall immediately deliver such receipts to Bank in the form received from the account debtor, with proper endorsements for deposit.

         9.4      BANK EXPENSES

         Any amounts paid by Bank as provided herein are Bank Expenses and are immediately due and payable and shall bear interest at the highest applicable default rate and be secured by the Collateral. No payments by Bank shall be deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

         9.5      BANK'S LIABILITY FOR COLLATERAL

         So long as Bank complies with reasonable banking practices regarding the safekeeping of Collateral, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

         9.6      REMEDIES CUMULATIVE

         Bank's rights and remedies under this Agreement, the other Loan Documents, and all other agreements among Borrower and Bank, are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay in enforcing its rights is not a waiver, election, or acquiescence. No waiver hereunder by Bank shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

         9.7      DEMAND WAIVER

         Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10.      NOTICES

         Notices or demands by either party about this Agreement must be in writing and personally delivered or sent by an overnight delivery service, or by certified mail, postage prepaid, return receipt requested, or by facsimile at the addresses and facsimile numbers listed below. A party may change its notice address by written notice to the other party.

                  If to Borrower:    Digital Impact, Inc.
                                     177 Bovet Road, Suite 200
                                     San Mateo, California 94402
                                     Attn: Legal Department
                                     Fax: (650) 356-3592

                  with a copy to:    Wilson Sonsini Goodrich & Rosati, P.C.
                                     12 East 49th Street, 30th Floor
                                     New York, NY 10011
                                     Attn: Selim Day, Esq.
                                     Fax: (650) 493-6811

                  If to Bank:        Silicon Valley Bank
                                     2400 Geng Road, Suite 200
                                     Palo Alto, California 94303
                                     Attn: Maria Fischer Leaf
                                     Fax: (650) 320-0016

                  with a copy to:    Bingham McCutchen LLP
                                     1900 University Circle
                                     East Palo Alto, California 94303
                                     Attn: Pamela J. Martinson, Esq.
                                     Fax: (650) 849-4800

11.      CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

         California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in California, and Borrower accepts jurisdiction of the courts and venue in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE BANK'S RIGHTS AGAINST BORROWER OR ITS PROPERTY.

         BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS

WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.      GENERAL PROVISIONS

         12.1     SUCCESSORS AND ASSIGNS

         This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or Obligations under it without Bank's prior written consent which may be granted or withheld in Bank's sole discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement, the Loan Documents or any other related agreement to any other bank or financial institution.

         12.2     INDEMNIFICATION

         Borrower hereby indemnifies, defends and holds Bank and its respective officers, employees, and agents harmless against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses, or Bank's Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys' fees and expenses), except in the case of clause (a) and clause (b), for losses caused by Bank's gross negligence or willful misconduct.

         12.3     ATTORNEYS' FEES, COSTS AND EXPENSES

         In any action or proceeding between Borrower and Bank arising out of the Loan Documents the prevailing party will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

         12.4     RIGHT OF SET-OFF

         Borrower hereby grants to Bank, a lien, security interest and right of set-off as security for all Obligations to Bank hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set-off the same or any part thereof and apply the same to any liability or obligation of Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

         12.5     TIME OF ESSENCE

         Time is of the essence for the payment and performance of all Obligations in this Agreement.

         12.6     SEVERABILITY OF PROVISIONS

         Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

         12.7     AMENDMENTS IN WRITING, INTEGRATION

         All amendments to this Agreement must be in writing signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter, and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents are superceded by this Agreement and the Loan Documents.

         12.8     COUNTERPARTS

         This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

         12.9     SURVIVAL

         All covenants, representations and warranties made in this Agreement continue in full force while any Obligations (other than inchoate indemnity obligations) remain outstanding. The obligation of Borrower in SECTION 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

         12.10    CONFIDENTIALITY

         In handling any confidential information or non-public information concerning the Borrower and its Subsidiaries, Bank will maintain the confidentiality of such information, but disclosure of information may be made:
(a) to Bank's subsidiaries or affiliates in connection with their business with Borrower; (b) to prospective transferees or purchasers of any interest in the Credit Extensions, provided, they are bound by confidentiality obligations similar to those set forth herein; (c) as required by law, regulation, subpoena, or other order; (d) as required in connection with Bank's examination or audit, provided that any Person receiving confidential or non-public information is bound by confidentiality obligations similar to those set forth herein, or similar regulations; and (e) as Bank considers appropriate in exercising remedies under this Agreement, provided that any Person receiving confidential or non-public information is bound by confidentiality obligations similar to those set forth herein, or similar regulations. Confidential information or non-public information does not include information that either: (x) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (y) is disclosed to Bank by a third party, if, at the time of disclosure, Bank does not know that the third party is prohibited from disclosing the information.

13.      DEFINITIONS

         13.1     DEFINITIONS

         In this Agreement:

         "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing, as such definition may be amended from time to time according to the Code.

         "ADJUSTED QUICK RATIO" means (a) the sum of unrestricted cash and Cash Equivalents plus accounts receivable divided by (b) the sum of Current Liabilities plus Obligations (to the extent not already included in Current Liabilities) minus Deferred Revenue.

         "ADVANCE" or "ADVANCES" is a loan advance (or advances) under the Committed Revolving Line.

         "AFFILIATE" is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

         "BANK EXPENSES" are all audit fees and expenses and costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

         "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

         "BRITISH POUNDS" or "(POUND)" means lawful currency of the United Kingdom.

         "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which Bank is closed.

         "CASH EQUIVALENTS" are (a) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any state maturing within one (1) year from its acquisition, (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (c) Bank's certificates of deposit issued maturing no more than one (1) year after issue, and (d) any other investments administered through Bank or its Affiliates.

         "CHANGE IN CONTROL" is a transaction in which any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "ACT")) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of greater than 35% of the shares of all classes of stock then outstanding of a Person ordinarily entitled to vote in the election of the directors of such Person.

         "CODE" is the Uniform Commercial Code as adopted in California as amended and in effect from time to time.

         "COLLATERAL" is the property described on EXHIBIT A attached hereto.

         "COLLATERAL INFORMATION CERTIFICATE" means the Collateral Information Certificate of Borrower dated September 29, 2004.

         "COMMITTED REVOLVING LINE" is an aggregate principal amount equal to $8,000,000.

         "COMMODITY ACCOUNT" has the meaning ascribed to it in the Code.

         "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

         "CONTROL AGREEMENT" means, collectively, any control agreement entered into among Borrower, Bank and the depositary bank, securities intermediary, or commodity intermediary at which Borrower maintains a deposit account, securities account, or a commodity account, pursuant to which Bank obtains control (within the meaning of the applicable provision of the Code) over such deposit account, securities account, or commodity account.

         "COPYRIGHT" means any of the following now owned or hereafter acquired or created (as a work for hire for the benefit of Borrower) by Borrower or in which Borrower now holds or hereafter acquires or receives any right or interest, in whole or in part: (a) any copyright, whether registered or unregistered, held pursuant to the laws of the United States or of any other country or foreign jurisdiction, (b) registration, application or recording in the United States Copyright Office or in any similar office or agency of the United States or any other country or foreign jurisdiction, (c) any continuation, renewal or extension thereof, and (d) any registration to be issued in any pending application, and shall include any right or interest in and to work protectable by any of the foregoing which are presently or in the future owned, created or authorized (as a work for hire for the benefit of Borrower) or acquired by Borrower, in whole or in part.

         "CREDIT EXTENSION" is each Advance or any other extension of credit by Bank for Borrower's benefit.

         "CURRENT LIABILITIES" are amounts that under GAAP should be included on that date as current liabilities on Borrower's consolidated balance sheet.

         "DEFERRED REVENUE" is all amounts received in advance of performance under contracts and not yet recognized as revenue.

         "DEPOSIT ACCOUNTS" means all present and future "deposit accounts" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all general and special bank accounts, demand accounts, checking accounts, savings accounts and certificates of deposit, whether maintained with Bank or other institutions.

         "DESIGNATED DEPOSIT ACCOUNT" means that certain deposit account maintained with Bank in the name of Borrower, account number 3300447461.

         "DOLLARS" or "$" means lawful currency of the United States of America.

         "EFFECTIVE DATE" means the date that Bank signs this Agreement as indicated on the signature page hereof.

         "EQUIPMENT" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

         "FUNDING DATE" is the date on which an Advance is made to or on account of Borrower.

         "GAAP" is generally accepted accounting principles in effect under the laws of the United States of America from time to time.

         "GENERAL INTANGIBLES" means all present and future "general intangibles" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, in which Borrower has any interest and includes without limitation all Intellectual Property, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

         "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

         "INSOLVENCY PROCEEDING" is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

         "INTELLECTUAL PROPERTY" means any intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by Borrower or in which Borrower now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any Copyright, Trademark, Patent, trade secret, customer list, Internet domain name (including any right related to the registration thereof), proprietary or confidential information, mask work, source, object or other programming code, invention (whether or not patented or patentable), technical information, procedure, design, knowledge, know-how, software, data base, data, skill, expertise, recipe, experience, process, model, drawing, material or record, all claims for damages by way of past, present and future infringement of any of the rights included above and all licenses or other rights to use any property or rights of a type described above.

         "INVENTORY" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

         "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

         "INVESTMENT PROPERTY" means all present and future investment property, securities, stocks, bonds, debentures, debt securities, partnership interests, limited liability company interests, options, security entitlements, securities accounts, commodity contracts, commodity accounts, and all financial assets held in any securities account or otherwise, and all options and warrants to purchase any of the foregoing, wherever located, and all other securities of every kind, whether certificated or uncertificated, in which Borrower has any interest.

         "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

         "LOAN DOCUMENTS" are, collectively, this Agreement, the Negative Pledge Agreement, any note executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

         "MAKE WHOLE PREMIUM" means an amount equal to: (a) two percent (2.00%) of the outstanding Advances if the prepayment is made on or before the first anniversary of the Term Loan Option Date; (b) one percent (1.00%) of the outstanding Advances if the prepayment is made after the first anniversary of the Term Loan Option Date but on or prior to the second anniversary of the Term Loan Option Date; and (c) one-half percent (.50%) of outstanding Advances if the prepayment is made after the second anniversary of the Term Loan Option Date but prior to the third anniversary of the Term Loan Option Date.

         "MASK WORKS" are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

         "MATERIAL ADVERSE CHANGE" is: (a) a material impairment in the perfection or priority of Banks' security interest in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower on a consolidated basis; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

         "NEGATIVE PLEDGE AGREEMENT" is that certain Negative Pledge Agreement dated as of the date hereof by and between Borrower and Bank.

         "OBLIGATIONS" are debts, principal, interest, Bank Expenses, and other amounts Borrower owes Bank now or later, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

         "OPERATING DOCUMENTS" shall mean, for any Person, such Person's formation documents, as currently filed with the Secretary of State of such Person's state of formation, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), each of the foregoing with all current modifications and amendments thereto.

         "OTHER PROPERTY" means (a) the following as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and all rights relating thereto: all present and future "commercial tort claims", "documents", "instruments", "promissory notes", "chattel paper", "letters of credit", "letter-of-credit rights", "fixtures", "farm products" and "money"; and (b) all other goods and personal property of every kind, tangible and intangible, whether or not governed by the Code, but shall not include Intellectual Property.

         "PATENT" means any of the following now hereafter owned or acquired or received by Borrower or in which Borrower now holds or hereafter acquires or receives any right or interest: (a) letters patent and right corresponding thereto, of the United States or any other country or other foreign jurisdiction, any registration and recording thereof, and any application for letters patent, and rights corresponding thereto, of the United States or any other country or other foreign jurisdiction, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or other foreign jurisdiction; (b) any reissue, continuation, continuation-in-part or extension thereof; (c) any petty patent, divisional, and patent of addition; and (d) any patent to issue in any such application.

         "PERMITTED DISTRIBUTIONS" means:

                  (a) purchases of capital stock from former employees, consultants and directors pursuant to repurchase agreements or other similar agreements;

                  (b) distributions or dividends consisting solely of Borrower's capital stock;

                  (c) purchases for value of any rights distributed in connection with any stockholder rights plan;

                  (d) payments of dividends or distributions made by any Subsidiary of Borrower to Borrower or another Subsidiary of Borrower;

                  (e) mandatory dividends provided for under Borrower's Certificate of Incorporation as in existence as of the Effective Date;

                  (f) exchanges of equity securities of Borrower for other equity securities of Borrower that do not provide for any mandatory dividend or redemption prior to the Maturity Date (as defined in the Schedule);

                  (g) other distributions or dividends in respect of Borrower's capital stock in cash, not in excess of $100,000;

                  (h) purchases of Borrower's capital stock pursuant to a repurchase plan approved by the Borrower's Board of Directors and in effect on the Effective Date not to exceed an aggregate amount of $2,000,000;

                  (i) purchases of capital stock in connection with the exercise of stock options or stock appreciation rights by way of cashless exercise or in connection with the satisfaction of withholding tax obligations; and

                  (j) purchases of fractional shares of capital stock arising out of stock dividends, splits or combinations or business combinations.

         "PERMITTED INDEBTEDNESS" is:

                  (a) Borrower's indebtedness to Bank under this Agreement or the other Loan Documents;

                  (b) Indebtedness existing on the Effective Date and shown on the Collateral Information Certificate;

                  (c) Subordinated Debt;

                  (d) Indebtedness to trade creditors incurred in the ordinary course of business;

                  (e) capitalized leases and purchase money Indebtedness secured by Permitted Liens not exceeding $2,000,000;

                  (f) Indebtedness secured by Permitted Liens;

                  (g) Indebtedness under any performance, surety, statutory or appeal bonds or similar obligations incurred in the ordinary course of business

                  (h) (i) Indebtedness of Borrower to any of its Subsidiaries to the extent it is Subordinated Debt; (ii) Indebtedness of any Subsidiary of Borrower to another Subsidiary of Borrower; and (iii) Indebtedness of any Subsidiary to Borrower to the extent permitted under clause (h) of the definition of Permitted Investments;

                  (i) Indebtedness consisting of interest rate, currency, or commodity swap agreements, interest rate cap or collar agreements or arrangements designed to protect a Person against fluctuations in interest rates, currency exchange rates, or commodity prices;

                  (j) Guaranties of Permitted Indebtedness;

                  (k) Indebtedness of entities acquired in any permitted merger or acquisition transaction;

                  (l) other Indebtedness not otherwise permitted by SECTION 7.5 not exceeding $500,000 in the aggregate outstanding at any time; and

                  (m) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (l) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be, except by an amount equal to a reasonable premium or other reasonable amount paid in connection with such refinancing and by an amount equal to any existing, but unutilized, commitment thereunder.

         "PERMITTED INVESTMENTS" are:

                  (a) Investments shown on the Collateral Information Certificate and existing on the Effective Date;

                  (b) Cash Equivalents;

                  (c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

                  (d) Investments accepted in connection with Transfers permitted by SECTION 7.1;

                  (e) Investments consisting of extensions of credit to Borrower's or its Subsidiaries' customers in the nature of accounts receivable, prepaid royalties or notes receivable arising from the sale or lease of goods, provision of services or licensing activities of Borrower;

                  (f) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower's Board of Directors;

                  (g) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

                  (h) (i) Investments of Subsidiaries of Borrower in or to Borrower; (ii) Investments of Subsidiaries of Borrower in or to other Subsidiaries of Borrower; (iii) Investments of Borrower in or to Subsidiaries (other than Digital Impact Emarketing UK Ltd) in an amount not to exceed five percent (5.00%) of Borrower's net assets in any fiscal year so long as no Event of Default exists or would result therefrom; and (iv) Investments of Borrower in Digital Impact Emarketing UK Ltd in an amount not to exceed (pound)100,000 in any month so long as no Event of Default exists or would result therefrom;

                  (i) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (h) shall not apply to Investments of Borrower in any Subsidiary;

                  (j) Investments received in satisfaction or partial satisfaction of obligations owed by financially troubled obligors;

                  (k) Investments acquired as a result of a foreclosure with respect to any secured Investment;

                  (l) Deposits, prepayment and other credits to suppliers made in the ordinary course of business not in excess of $50,000;

                  (m) Investments approved pursuant to an investment policy approved by the Borrower's Board of Directors and attached hereto as Appendix 1;

                  (n) Subject to Section 6.6 hereof, Investments consisting of deposit and securities accounts;

                  (o) Investments consisting of interest rate, currency, or commodity swap agreements, interest rate cap or collar agreements or arrangements which constitute Permitted Indebtedness designed to protect a Person against fluctuations in interest rates, currency exchange rates, or commodity prices; and

                  (p) Investments in connection with any transaction that is otherwise permitted by SECTION 7.4 of this Agreement, including the creation of any Subsidiary necessary to consummate a transaction that is otherwise permitted by SECTION 7.4 of this Agreement.

         "PERMITTED LIENS" are:

                  (a) Liens existing on the Effective Date and shown on the Collateral Information Certificate or arising under this Agreement or other Loan Documents;

                  (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

                  (c) purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

                  (d) leases or subleases and non-exclusive licenses or sublicenses granted in the ordinary course of Borrower's business, if the leases, subleases, licenses and sublicenses permit granting Bank a security interest;

                  (e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

                  (f) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under SECTION 8.3 or 8.6;

                  (g) Liens in favor of other financial institutions arising in connection with Borrower's deposit accounts and securities accounts held at such institutions, provided that Bank has a perfected security interest in the amounts held in such accounts;

                  (h) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the applicable Person;

                  (i) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

                  (j) deposits to secure the performance of bids, trade contracts (other than for borrowed money), contracts for the purchase of property, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, incurred in the ordinary course of business and not representing an obligation for borrowed money;

                  (k) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

                  (l) Liens on assets acquired in transactions otherwise permitted by SECTION 7.4 of this Agreement, provided that such Liens were not created in connection with such transactions; and

                  (m) Liens on insurance proceeds securing the payment of financed insurance premiums.

         "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

         "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not the lowest rate offered by Bank, and, in any event, shall not be less than four percent (4.00%) per annum.

         "REPAYMENT DATE" means first day of the month following the Term Loan Option Date.

         "RESPONSIBLE OFFICER" is any of the Chief Executive Officer, President, Chief Financial Officer, or the Controller of Borrower.

         "REVOLVING MATURITY DATE" is the date that is 364 days from the Effective Date.

         "REVOLVING PERIOD" means the period from the Effective Date through, and including, the Revolving Maturity Date.

         "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's debt to Bank (pursuant to a subordination agreement entered into among Bank, Borrower and the subordinated creditor), on terms reasonably acceptable to Bank.

         "SUBSIDIARY" is any Person, corporation, partnership, limited liability company, joint venture, or any other business entity of which more than fifty percent (50%) of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person. Without further attribution, "Subsidiary" means a Subsidiary of Borrower.

         "SUBLIMIT UTILIZATION AMOUNT" means the sum of (a) all amounts for services utilized under the Cash Management Services Sublimit, (b) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and (c) the FX Reserve.

         "TERM LOAN OPTION" means Borrower's option to have up to $5,000,000 of the then-outstanding principal amount of the Advances be repaid pursuant to the terms of Term Loan Option One or Term Loan Option Two.

         "TERM LOAN OPTION DATE" is the calendar day following the Revolving Maturity Date.

         "TERM LOAN MATURITY DATE" means the date that is thirty-five (35) months from the Repayment Date.

         "TRADEMARK" means any of the following now or hereafter owned or acquired or received by Borrower or in which Borrower now holds or hereafter acquires or receives any right or interest: (a) any trademark, trade name, corporate name, business name, trade style, service mark, logo, other source or business identifier, print or label on which any of the foregoing have appeared or appear, design or other general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including registration, recording and application in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or other foreign jurisdiction and (b) any reissue, extension or renewal of any of the foregoing.

         "TREASURY RATE" is the Treasury Yield Percentage.

         "TREASURY YIELD PERCENTAGE" is the average weekly yield (of the week ending figures) in the most recent Federal Reserve Statistical Release on actively traded U.S. Treasury obligations of similar maturity to the principal being repaid or if a Statistical Release is not published, the arithmetic average (to the nearest .01%) of the per annum yields to maturity for each Business Day during the week (ending at least two Business Days before the determination is made) of all actively traded marketable U.S. Treasury fixed interest rate securities with a constant maturity or, or not more than 30 days longer or shorter than the average life of the principal and interest payments that are being prepaid (excluding securities that can be surrendered at face value to pay Federal estate tax, or which provide for tax benefits to the holder.)

                            [Signature page follows.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BORROWER                             DIGITAL IMPACT, INC.

                                     By: /s/ DAVID OPPENHEIMER
                                     Name: David Oppenheimer
                                     Title: Senior Vice-President, Finance and
                                            Chief Financial Officer

BANK                                 SILICON VALLEY BANK

                                     By: /s/ MARIA FISHER LEAF
                                     Name: Maria Fisher Leaf
                                     Title: Senior Vice President
                                     Effective Date: October 1, 2004

                                    EXHIBIT A

         "COLLATERAL" means of all of Borrower's right, title and interest in and to the following whether owned now or hereafter acquired or arising, and wherever located: all its Accounts; all its Inventory; all its Equipment; all its Deposit Accounts; all its General Intangibles (not including its Intellectual Property); all its Investment Property; all its Other Property; and any and all claims, rights and interests in any of the foregoing, and all guaranties and security for any of the foregoing, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties) of, all of the foregoing, and Borrower's Books relating to any of the foregoing.

         Notwithstanding the foregoing, the Collateral shall include all Accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of Borrower's Intellectual Property. To the extent a court of competent jurisdiction holds that a security interest in any Intellectual Property is necessary to have a security interest in any Accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of such Intellectual Property, then the Collateral shall, effective as of the Effective Date, include the Intellectual Property, to the extent necessary to permit perfection of Bank's security interest in such Accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the Intellectual Property.

         Notwithstanding the foregoing, the Collateral shall not include (a) to the extent the pledge thereof would result in increased United States income tax liability to Borrower or any Subsidiary, more than 65% of the issued and outstanding voting capital stock of any Subsidiary of Borrower that is incorporated or organized in a jurisdiction other than the United States or any state or territory thereof or the District of Columbia, and (b) the following accounts maintained by Borrower with Comerica Bank: account numbers 9397-50000009924, 9397- 50000001012, 9397-50000000998, 9397-50000972, 11701, and
11501.

                                    EXHIBIT B

LOAN PAYMENT/ADVANCE REQUEST FORM
DEADLINE FOR SAME DAY PROCESSING IS 12:00 NOON PST

FAX TO: _________________

CLIENT NAME: __________________________________          DATE: _________________

- LOAN PAYMENT:

From Account # ______________________________   To Account # ___________________
                     (Deposit Account #)                       (Loan Account #)

Principal $_________________________ and/or Interest $ _________________________

         All Borrower's representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

AUTHORIZED SIGNATURE: _______________________________  Phone Number: ___________

- LOAN ADVANCE:
COMPLETE OUTGOING WIRE REQUEST SECTION BELOW IF ALL OR A PORTION OF THE FUNDS FROM THIS LOAN ADVANCE ARE FOR AN OUTGOING WIRE.

From Account #  ____________________________   To Account # ____________________
                     (Loan Account #)                        (Deposit Account #)

Amount of Advance $ ___________________________

         All Borrower's representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

AUTHORIZED SIGNATURE: ______________________________ Phone Number: _____________

- OUTGOING WIRE REQUEST
COMPLETE ONLY IF ALL OR A PORTION OF FUNDS FROM THE LOAN ADVANCE ABOVE ARE TO BE WIRED.
Deadline for same day processing is 12:00 noon, PST

Beneficiary Name: _______________________       Amount of Wire: $_______________

Beneficiary Bank: _______________________       Account Number: ________________

City and State: _________________________

Beneficiary Bank Transit (ABA) #: __ __ __ __ __ __ __ __
Beneficiary Bank Code (Swift, Sort, Chip, etc.): _______________________________
                                                  (FOR INTERNATIONAL WIRE ONLY)

Intermediary Bank: ______________________________    Transit (ABA) #: __________

For Further Credit to: _________________________________________________________

Special Instruction: ___________________________________________________________

         By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me
(us).

Authorized Signature: _______________  2nd Signature (If Required): ____________

Print Name/Title: ___________________  Print Name/Title: _______________________

Telephone # _________________________  Telephone # _____________________________

                                    EXHIBIT C

                             COMPLIANCE CERTIFICATE

TO:               SILICON VALLEY BANK
FROM:             DIGITAL IMPACT, INC.

         The undersigned Responsible Officer of Digital Impact, Inc. ("BORROWER") certifies that under the terms and conditions of the Loan and Security Agreement dated as of the Effective Date between Borrower and Bank (as amended, restated, or otherwise modified from time to time, the "AGREEMENT"),
(i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date, except those representations and warranties expressly referring to another date which shall be true and correct in all material respects as of such date. In addition, the undersigned Responsible Officer certifies that Borrower
(x) has complied with Section 6.4 of the Agreement with respect to payment of taxes of Borrower and its Subsidiaries and (y) DOES NOT HAVE ANY LEGAL ACTIONS PENDING OR THREATENED IN WRITING AGAINST BORROWER OR ANY OF ITS SUBSIDIARIES WHICH BORROWER HAS NOT PREVIOUSLY NOTIFIED IN WRITING TO BANK PURSUANT TO
SECTION 6.2 OF THE AGREEMENT. Attached are the required financial reports supporting the certification. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement.

PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMNS.

      REPORTING COVENANT                           REQUIRED                                 COMPLIES
      ------------------                           --------                                 --------
Monthly financial statements + CC           Monthly, within 30 days                        Yes      No

Annual financial statements + CC            Annually, within 90 days                       Yes      No

Notice of 10Q, 10K filings                  Within 5 days of filing                        Yes      No

FINANCIAL
COVENANTS                      REQUIRED                                           ACTUAL                COMPLIES
---------                      --------                                           ------                --------
Adjusted Quick                 1.50:1.00                                        ___ :1.00             Yes        No
Ratio

                                                                                                      Yes        No

Minimum Quarterly        Period
Revenue                  ending            Minimum Quarterly Revenue            $________
                         ------            -------------------------
                                               A               B

                         12/31/04        $7,200,000       $ 8,300,000

                         3/31/05         $7,800,000       $ 9,000,000

                         6/30/05
                         and             $8,000,000       $10,000,000
                         thereafter

(Attach summary of any litigation not previously disclosed that must be disclosed pursuant to Section 6.2.)

Sincerely,

DIGITAL IMPACT, INC.

By: ____________________________
Name: __________________________
Title: ______________________

          BANK USE ONLY

Received by: ____________________
              AUTHORIZED SIGNER

Date: ___________________________

Verified: _______________________
              AUTHORIZED SIGNER

Date: ___________________________

Compliance Status:      Yes      No

                                    EXHIBIT D

                                 ELECTION NOTICE

                                                            Date: ______________

TO:      SILICON VALLEY BANK
         3003 Tasman Drive
         Santa Clara, CA 95054
         Attention: Corporate Services Department

RE: Loan and Security Agreement dated the Effective Date (as amended, modified, supplemented or restated from time to time, the "Loan Agreement"), by and between DIGITAL IMPACT, INC. as the borrower thereunder, and SILICON VALLEY BANK, as the lender (the "Bank").

Ladies and Gentlemen:

         The undersigned refers to the Loan Agreement, the terms defined therein and used herein as so defined, and hereby gives you notice irrevocably, pursuant to SECTION 2.5(a) of the Loan Agreement, of its election of the Term Loan Option.

         1. As of the Term Loan Option Date, the aggregate amount of the outstanding Advances requested to be repaid pursuant to the Term Loan Option is $_____________ (collectively, the "TERM LOAN OPTION ADVANCE").

         2. The Term Loan Option Advance shall be repaid under Term Loan Option [One] [Two]*.

         3. The undersigned hereby certifies that, on the date hereof and on the Term Loan Option Date, all representations and warranties of Borrower contained in the Loan Agreement are true, accurate and complete in all material respects as of the date hereof; provided, however, that those representations and warranties expressly referring to another date are true, accurate and complete in all material respects as of such date; and provided, further, that the representations and warranties set forth in SECTION 5 of the Loan Agreement shall be deemed to be made with respect to the financial statements most recently delivered to the Bank pursuant to SECTION 6.2 of the Loan Agreement.

         BORROWER                      DIGITAL IMPACT, INC.

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

______________________________
* Select desired option.